Exhibit 99.1

FOR IMMEDIATE RELEASE

DICK'S Sporting Goods Reports Second Quarter Results; Exceeds Earnings Expectations and Raises Full Year Guidance

•	Consolidated earnings per diluted share increased 15% to $0.77, up from $0.67, excluding golf restructuring charges in the prior year

•	Consolidated same store sales for the second quarter increased 1.2%

•	Company raises its full year 2015 earnings per diluted share guidance to $3.13 to 3.21

•	Company declared a $0.1375 per share quarterly dividend

PITTSBURGH, August 18, 2015 - DICK'S Sporting Goods, Inc. (NYSE: DKS), the largest U.S. based full-line omni-channel sporting goods retailer, today reported sales and earnings results for the second quarter ended August 1, 2015.

Second Quarter Results

The Company reported consolidated net income for the second quarter ended August 1, 2015 of $90.8 million, or $0.77 per diluted share, compared to the Company’s expectations provided on May 19, 2015 of $0.73 to 0.76 per diluted share. The Company reported consolidated net income for the second quarter ended August 2, 2014 of $69.5 million, or $0.57 per diluted share. Excluding golf restructuring charges in the prior year, net income was $81.7 million, or $0.67 per diluted share. The GAAP to non-GAAP reconciliation is included in a table later in the release under the heading "Non-GAAP Net Income and Earnings Per Share Reconciliations."

Net sales for the second quarter of 2015 increased 7.9% to approximately $1.8 billion. Consolidated same store sales increased 1.2%, compared to the Company's guidance of approximately flat to an increase of 2%. Same store sales for DICK'S Sporting Goods increased 1.5%, against a strong base that included the World Cup. Golf Galaxy decreased 2.9%, representing sequential progress. Second quarter 2014 consolidated same store sales increased 3.2%.

"We are pleased with our second quarter results. We delivered a double-digit increase in earnings by leveraging our omni-channel presence to generate profitable revenue growth and meaningful margin expansion,” said Edward W. Stack, Chairman and CEO. “We are seeing the benefits of our key growth pillars, as we continue to open very productive stores while winning online."

Omni-channel Development

eCommerce penetration for the second quarter of 2015 was 7.3% of total net sales, compared to 6.3% during the second quarter of 2014.

In the second quarter, the Company opened seven new DICK'S Sporting Goods stores, one new Field & Stream store and closed three Golf Galaxy stores, as these leases expired. As of August 1, 2015, the Company operated 619 DICK'S Sporting Goods stores in 46 states, with approximately 33.1 million square feet, 75 Golf Galaxy stores in 29 states, with approximately 1.4 million square feet and 12 Field & Stream stores in seven states, with approximately 0.6 million square feet.

Store count, square footage and new stores are listed in a table later in the release under the heading "Store Count and Square Footage."

Balance Sheet

The Company ended the second quarter of 2015 with approximately $123 million in cash and cash equivalents and no outstanding borrowings under its revolving credit facility. Over the course of the last 12 months, the Company continued to invest in omni-channel growth, while returning over $288 million to shareholders through share repurchases and quarterly dividends. Total inventory increased 13.9% at the end of the second quarter of 2015 as compared to the end of the second quarter of 2014. This planned increase was due primarily to earlier receipts of back-to-school merchandise and support for the outdoor business.

Also, the Company has amended and extended its revolving credit facility prior to its expiration in December 2016, thereby benefiting from the attractive interest rate environment. The Company has increased its limit from $500 million to $1 billion to support the continued growth of its business.

Year-to-Date Results

The Company reported consolidated net income for the 26 weeks ended August 1, 2015 of $154.2 million, or $1.30 per diluted share. For the 26 weeks ended August 2, 2014, the Company reported consolidated net income of $139.5 million, or $1.14 per diluted share. The Company reported consolidated non-GAAP net income for the 26 weeks ended August 2, 2014 of $143.0 million, or $1.17 per diluted share. The GAAP to non-GAAP reconciliation is included in a table later in the release under the heading "Non-GAAP Net Income and Earnings Per Share Reconciliations."

Net sales for the 26 weeks ended August 1, 2015 increased 8.3% from last year's period to approximately $3.4 billion, reflecting the opening of new stores and a 1.1% increase in consolidated same store sales.

Capital Allocation

During fiscal 2015, the Company has repurchased approximately 2.6 million shares of its common stock at an average cost of $57.09 per share, for a total cost of $150 million. Since starting its $1 billion share repurchase authorization at the beginning of fiscal 2013, the Company has repurchased over $605 million of common stock, and has approximately $395 million remaining under the authorization.

On August 12, 2015, the Company's Board of Directors authorized and declared a quarterly dividend in the amount of $0.1375 per share on the Company's Common Stock and Class B Common Stock. The dividend is payable in cash on September 30, 2015 to stockholders of record at the close of business on September 11, 2015.

Current 2015 Outlook

The Company's current outlook for 2015 is based on current expectations and includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as described later in this release. Although the Company believes that the expectations and other comments reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations or comments will prove to be correct.

❖	Full Year 2015

•
Based on an estimated 118 million diluted shares outstanding, the Company currently anticipates reporting consolidated earnings per diluted share in the range of $3.13 to 3.21. The Company's earnings per diluted share guidance contemplates the $150 million of share repurchases executed in the first quarter of 2015. For the 52 weeks ended January 31, 2015, the Company reported consolidated earnings per diluted share of $2.84. Consolidated earnings per diluted share for the 52 weeks ended January 31, 2015 were $2.87, excluding a gain on the sale of an asset and golf restructuring charges.

•	Consolidated same store sales are currently expected to increase in the range of 1 to 3%, compared to a 2.4% increase in fiscal 2014.

•
The Company expects to open 44 new DICK'S Sporting Goods stores and relocate seven DICK'S Sporting Goods stores in 2015. The Company also expects to open nine new Field & Stream stores and relocate one Golf Galaxy store in 2015.

❖	Third Quarter 2015

•
Based on an estimated 118 million diluted shares outstanding, the Company currently anticipates reporting consolidated earnings per diluted share in the range of $0.45 to 0.48 in the third quarter of 2015, compared to consolidated earnings per diluted share of $0.41 in the third quarter of 2014.

•	Consolidated same store sales are currently expected to increase in the range of 1 to 3% in the third quarter of 2015, as compared to a 1.1% increase in the third quarter of 2014.

•
The Company expects to open 27 new DICK'S Sporting Goods stores and relocate five DICK'S Sporting Goods stores in the third quarter of 2015. The Company also expects to open seven new Field & Stream stores in the third quarter of 2015.

❖	Capital Expenditures

•
In 2015, the Company anticipates capital expenditures to be approximately $245 million on a net basis and approximately $365 million on a gross basis. In 2014, capital expenditures were $247 million on a net basis and $349 million on a gross basis.

Conference Call Info

The Company will host a conference call today at 10:00 a.m. Eastern Time to discuss the second quarter results. Investors will have the opportunity to listen to the earnings conference call over the internet through the Company's website located at investors.DICKS.com. To listen to the live call, please go to the website at least fifteen minutes early to register, download and install any necessary audio software.

In addition to the webcast, the call can be accessed by dialing (877) 443-5743 (domestic callers) or (412) 902-6617 (international callers) and requesting the "DICK'S Sporting Goods Earnings Call."

For those who cannot listen to the live webcast, it will be archived on the Company's website for approximately 30 days. In addition, a dial-in replay of the call will be available. To listen to the replay, investors should dial (877) 344-7529 (domestic callers) or (412) 317-0088 (international callers) and enter confirmation code 10069408. The dial-in replay will be available for approximately 30 days following the live call.

Forward-Looking Statements Involving Known and Unknown Risks and Uncertainties

This release contains forward-looking statements within the meaning of the securities laws. These forward-looking statements are subject to risks and uncertainties and change based on various important factors, many of which may be beyond our control. Our future performance and actual results may differ materially from those expressed or implied in such forward-looking statements. Forward-looking statements should not be relied upon by investors as a prediction of actual results. Forward-looking statements include statements regarding, among other things, the Company's future performance, number of shares outstanding, inventory position, growth in the omni-channel network, number of new store openings and capital expenditures.

Factors that could cause actual results to differ materially from those expressed or implied in any forward-looking statements include, but are not limited to: changes in consumer discretionary spending; competition in the sporting goods industry; changes in consumer demand or shopping patterns and our ability to identify new trends; limitations on the availability of attractive retail store sites; omni-channel growth and our development of an eCommerce platform; unauthorized disclosure of sensitive or confidential customer information; risks relating to our private brand offerings and new retail concepts; disruptions with our eCommerce service provider or our information systems; factors affecting our vendors, including supply chain and currency risks; talent needs and the loss of Edward W. Stack, our Chairman and Chief Executive Officer; disruptions of our information systems; developments with sports leagues, professional athletes or sports superstars; weather, weather-related disruptions and seasonality of our business; and risks associated with being a controlled company.

For additional information on these and other factors that could affect our actual results, see our risk factors, which may be amended from time to time, set forth in our filings with the SEC, including our most recent Annual Report filed with the Securities and Exchange Commission on March 27, 2015. The Company disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release, except as required by applicable law or regulation. Forward-looking statements included in this release are made as of the date of this release.

About DICK'S Sporting Goods, Inc.

Founded in 1948, DICK'S Sporting Goods, Inc. is a leading omni-channel sporting goods retailer offering an extensive assortment of authentic, high-quality sports equipment, apparel, footwear and accessories. As of August 1, 2015, the Company operated more than 615 DICK'S Sporting Goods locations across the United States, serving and inspiring athletes and outdoor enthusiasts to achieve their personal best through a blend of dedicated associates, in-store services and unique specialty shop-in-shops dedicated to Team Sports, Athletic Apparel, Golf, Lodge/Outdoor, Fitness and Footwear.

Headquartered in Pittsburgh, PA, DICK'S also owns and operates Golf Galaxy, Field & Stream, True Runner and Chelsea Collective specialty stores. DICK'S offers its products through a content-rich eCommerce platform that is integrated with its store network and provides customers with the convenience and expertise of a 24-hour storefront. For more information, visit the Press Room or Investor Relations pages at DICKS.com.

Contacts:
Investor Relations:
Anne-Marie Megela, Vice President – Treasury Services and Investor Relations, or
Nathaniel A. Gilch, Director of Investor Relations
DICK'S Sporting Goods, Inc.
investors@dcsg.com
(724) 273-3400

Media Relations:
(724) 273-5552 or press@dcsg.com

###

DICK'S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED
(In thousands, except per share data)

	13 Weeks Ended
	August 1, 2015	% of Sales (1)	August 2, 2014	% of Sales

Net sales	$1,822,979	100.00%	$1,688,890	100.00%
Cost of goods sold, including occupancy and distribution costs	1,269,421	69.63	1,186,334	70.24

GROSS PROFIT	553,558	30.37	502,556	29.76

Selling, general and administrative expenses	395,935	21.72	383,054	22.68
Pre-opening expenses	9,216	0.51	7,940	0.47

INCOME FROM OPERATIONS	148,407	8.14	111,562	6.61

Interest expense	840	0.05	763	0.05
Other expense (income)	153	0.01	(2,013)	(0.12)

INCOME BEFORE INCOME TAXES	147,414	8.09	112,812	6.68

Provision for income taxes	56,575	3.10	43,345	2.57

NET INCOME	$90,839	4.98%	$69,467	4.11%

EARNINGS PER COMMON SHARE:
Basic	$0.78		$0.58
Diluted	$0.77		$0.57

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	116,281		119,950
Diluted	117,805		121,840

Cash dividend declared per share	$0.1375		$0.1250

(1) Column does not add due to rounding

DICK'S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED
(In thousands, except per share data)

	26 Weeks Ended
	August 1, 2015	% of Sales (1)	August 2, 2014	% of Sales

Net sales	$3,388,287	100.00%	$3,127,798	100.00%
Cost of goods sold, including occupancy and distribution costs	2,365,741	69.82	2,184,359	69.84

GROSS PROFIT	1,022,546	30.18	943,439	30.16

Selling, general and administrative expenses	756,671	22.33	705,643	22.56
Pre-opening expenses	15,557	0.46	14,146	0.45

INCOME FROM OPERATIONS	250,318	7.39	223,650	7.15

Interest expense	1,474	0.04	1,372	0.04
Other income	(1,997)	(0.06)	(4,377)	(0.14)

INCOME BEFORE INCOME TAXES	250,841	7.40	226,655	7.25

Provision for income taxes	96,657	2.85	87,205	2.79

NET INCOME	$154,184	4.55%	$139,450	4.46%

EARNINGS PER COMMON SHARE:
Basic	$1.32		$1.16
Diluted	$1.30		$1.14

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	116,662		120,544
Diluted	118,356		122,600

Cash dividends declared per share	$0.2750		$0.2500

(1) Column does not add due to rounding

DICK'S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS - UNAUDITED
(Dollars in thousands)

	August 1, 2015	August 2, 2014	January 31, 2015
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$123,220	$100,132	$221,679
Accounts receivable, net	106,753	102,248	80,292
Income taxes receivable	4,652	6,328	14,293
Inventories, net	1,615,722	1,418,660	1,390,767
Prepaid expenses and other current assets	99,882	90,369	91,767
Deferred income taxes	46,130	39,423	51,586
Total current assets	1,996,359	1,757,160	1,850,384

Property and equipment, net	1,297,302	1,138,182	1,203,382
Intangible assets, net	108,240	84,901	110,162
Goodwill	200,594	200,594	200,594
Other assets:
Deferred income taxes	910	3,169	1,862
Other	72,453	71,477	69,814
Total other assets	73,363	74,646	71,676
TOTAL ASSETS	$3,675,858	$3,255,483	$3,436,198

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$783,722	$688,442	$614,511
Accrued expenses	336,597	305,937	283,828
Deferred revenue and other liabilities	142,083	125,258	172,259
Income taxes payable	19,131	12,784	47,698
Current portion of other long-term debt and leasing obligations	560	461	537
Total current liabilities	1,282,093	1,132,882	1,118,833
LONG-TERM LIABILITIES:
Other long-term debt and leasing obligations	5,627	6,232	5,913
Deferred income taxes	36,767	18,473	44,494
Deferred revenue and other liabilities	517,873	401,021	434,733
Total long-term liabilities	560,267	425,726	485,140
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
Common stock	914	941	932
Class B common stock	249	249	249
Additional paid-in capital	1,045,084	979,696	1,015,404
Retained earnings	1,592,803	1,296,434	1,471,182
Accumulated other comprehensive (loss) income	(109)	40	(73)
Treasury stock, at cost	(805,443)	(580,485)	(655,469)
Total stockholders' equity	1,833,498	1,696,875	1,832,225
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$3,675,858	$3,255,483	$3,436,198

DICK'S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED
(Dollars in thousands)

	26 Weeks Ended
	August 1, 2015	August 2, 2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$154,184	$139,450
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	90,596	89,771
Deferred income taxes	(1,319)	(21,424)
Stock-based compensation	14,200	12,915
Excess tax benefit from exercise of stock options	(5,842)	(6,566)
Gain on sale of asset	—	(14,428)
Other non-cash items	265	290
Changes in assets and liabilities:
Accounts receivable	(12,659)	(11,023)
Inventories	(224,955)	(186,595)
Prepaid expenses and other assets	(7,977)	(10,980)
Accounts payable	147,888	133,245
Accrued expenses	9,638	7,697
Income taxes payable / receivable	(13,690)	494
Deferred construction allowances	75,082	44,934
Deferred revenue and other liabilities	(22,372)	(25,561)
Net cash provided by operating activities	203,039	152,219
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(154,785)	(150,382)
Proceeds from sale of other assets	—	73,392
Deposits and purchases of other assets	(406)	(79)
Net cash used in investing activities	(155,191)	(77,069)
CASH FLOWS FROM FINANCING ACTIVITIES:
Revolving credit borrowings	465,600	456,400
Revolving credit repayments	(465,600)	(456,400)
Payments on other long-term debt and leasing obligations	(263)	(682)
Construction allowance receipts	—	—
Proceeds from exercise of stock options	17,870	8,879
Excess tax benefit from exercise of stock options	5,843	6,588
Minimum tax withholding requirements	(7,619)	(7,645)
Cash paid for treasury stock	(150,000)	(124,999)
Cash dividends paid to stockholders	(33,425)	(31,664)
Increase (decrease) in bank overdraft	21,323	(7,242)
Net cash used in financing activities	(146,271)	(156,765)
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(36)	16
NET DECREASE IN CASH AND CASH EQUIVALENTS	(98,459)	(81,599)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	221,679	181,731
CASH AND CASH EQUIVALENTS, END OF PERIOD	$123,220	$100,132

Store Count and Square Footage

The stores that opened during the second quarter of 2015 are as follows:

Store	Market	Concept
Arcola, VA	Washington, DC	DICK'S Sporting Goods
Bristol, TN	TriCities	DICK'S Sporting Goods
Mt. Pleasant, SC	Charleston	DICK'S Sporting Goods
Orlando, FL	Orlando	DICK'S Sporting Goods
Winchester, VA	Winchester	DICK'S Sporting Goods
Scottsdale, AZ	Phoenix	DICK'S Sporting Goods
Mobile, AL	Mobile	DICK'S Sporting Goods
Mobile, AL	Mobile	Field & Stream

The following represents a reconciliation of beginning and ending stores and square footage for the periods indicated:

Store Count:

	Fiscal 2015			Fiscal 2014
	DICK'S Sporting Goods (2)	Specialty Store Concepts (1) (2)	Total	DICK'S Sporting Goods	Specialty Store Concepts (1)	Total
Beginning stores	603	91	694	558	84	642
Q1 New stores	9	1	10	8	—	8
Q2 New stores	7	1	8	8	1	9
Ending stores	619	93	712	574	85	659

Closed stores	—	3	3	—	—	—
Ending stores	619	90	709	574	85	659

Relocated stores	1	1	2	4	1	5

Square Footage:
(in millions)

	DICK'S Sporting Goods (2)	Specialty Store Concepts (1) (2)	Total
Q1 2014	30.6	1.5	32.1
Q2 2014	30.9	1.6	32.5
Q3 2014	32.0	2.0	34.0
Q4 2014	32.3	1.9	34.2
Q1 2015	32.7	2.0	34.7
Q2 2015	33.1	2.0	35.1

(1)	Includes the Company's Golf Galaxy, Field & Stream and True Runner stores.

(2)	All-American Sports Centers are reflected as a DICK'S Sporting Goods store and a Field & Stream store.

Non-GAAP Financial Measures

In addition to reporting the Company's financial results in accordance with generally accepted accounting principles ("GAAP"), the Company believes that certain non-GAAP financial information provides users of the Company's financial information with additional useful information in evaluating operating performance between reporting periods. These measures should be viewed as supplementing, and not as an alternative or substitute for, the Company's financial results prepared in accordance with GAAP. The methods used by the Company to calculate its non-GAAP financial measures may differ significantly from methods used by other companies to compute similar measures. As a result, any non-GAAP financial measures presented herein may not be comparable to similar measures provided by other companies. A reconciliation of the Company's non-GAAP measures to the most directly comparable GAAP financial measures are provided below and on the Company's website at investors.DICKS.com.

Non-GAAP Net Income and Earnings Per Share Reconciliations:
(in thousands, except per share data):

	Fiscal 2014
	13 Weeks Ended August 2, 2014

	As Reported	Golf Restructuring Charges	Non-GAAP Total
Net sales	$1,688,890	$—	$1,688,890
Cost of goods sold, including occupancy and distribution costs	1,186,334	(2,405)	1,183,929

GROSS PROFIT	502,556	2,405	504,961

Selling, general and administrative expenses	383,054	(17,960)	365,094
Pre-opening expenses	7,940	—	7,940

INCOME FROM OPERATIONS	111,562	20,365	131,927

Interest expense	763	—	763
Other income	(2,013)	—	(2,013)

INCOME BEFORE INCOME TAXES	112,812	20,365	133,177

Provision for income taxes	43,345	8,146	51,491

NET INCOME	$69,467	$12,219	$81,686

EARNINGS PER COMMON SHARE:
Basic	$0.58		$0.68
Diluted	$0.57		$0.67

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	119,950		119,950
Diluted	121,840		121,840

During the second quarter of 2014, the Company recorded pre-tax restructuring charges of $20.4 million including a $14.3 million non-cash impairment of trademarks and store assets, severance charges of $3.7 million resulting from the elimination of specific staff in the golf area of its DICK'S stores and consolidation of DICK'S golf and Golf Galaxy corporate and administrative functions, and a $2.4 million write-down of excess golf inventories. The provision for income taxes was calculated at 40%, which approximates the Company's blended tax rate.

	Fiscal 2014
	26 Weeks Ended August 2, 2014

	As Reported	Gain on Sale of Asset	Golf Restructuring Charges	Non-GAAP Total
Net sales	$3,127,798	$—	$—	$3,127,798
Cost of goods sold, including occupancy and distribution costs	2,184,359	—	(2,405)	2,181,954

GROSS PROFIT	943,439	—	2,405	945,844

Selling, general and administrative expenses	705,643	14,428	(17,960)	702,111
Pre-opening expenses	14,146	—	—	14,146

INCOME FROM OPERATIONS	223,650	(14,428)	20,365	229,587

Interest expense	1,372	—	—	1,372
Other income	(4,377)	—	—	(4,377)

INCOME BEFORE INCOME TAXES	226,655	(14,428)	20,365	232,592

Provision for income taxes	87,205	(5,771)	8,146	89,580

NET INCOME	$139,450	$(8,657)	$12,219	$143,012

EARNINGS PER COMMON SHARE:
Basic	$1.16			$1.19
Diluted	$1.14			$1.17

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	120,544			120,544
Diluted	122,600			122,600

During the first quarter of 2014, the Company recorded a pre-tax $14.4 million gain on sale of a Gulfstream G650 corporate aircraft. During the second quarter of 2014, the Company recorded pre-tax restructuring charges of $20.4 million including a $14.3 million non-cash impairment of trademarks and store assets, severance charges of $3.7 million resulting from the elimination of specific staff in the golf area of its DICK'S stores and consolidation of DICK'S golf and Golf Galaxy corporate and administrative functions, and a $2.4 million write-down of excess golf inventories. The provision for income taxes for the aforementioned adjustments were calculated at 40%, which approximates the Company's blended tax rate.

	Fiscal 2014
	52 Weeks Ended January 31, 2015

	As Reported	Gain on Sale of Asset	Golf Restructuring Charges	Non-GAAP Total
Net sales	$6,814,479	$—	$—	$6,814,479
Cost of goods sold, including occupancy and distribution costs	4,727,813	—	(2,405)	4,725,408

GROSS PROFIT	2,086,666	—	2,405	2,089,071

Selling, general and administrative expenses	1,502,089	14,428	(17,960)	1,498,557
Pre-opening expenses	30,518	—	—	30,518

INCOME FROM OPERATIONS	554,059	(14,428)	20,365	559,996

Interest expense	3,215	—	—	3,215
Other income	(5,170)	—	—	(5,170)

INCOME BEFORE INCOME TAXES	556,014	(14,428)	20,365	561,951

Provision for income taxes	211,816	(5,771)	8,146	214,191

NET INCOME	$344,198	$(8,657)	$12,219	$347,760

EARNINGS PER COMMON SHARE:
Basic	$2.89			$2.92
Diluted	$2.84			$2.87

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	119,244			119,244
Diluted	121,238			121,238

During the first quarter of 2014, the Company recorded a pre-tax $14.4 million gain on sale of a Gulfstream G650 corporate aircraft. During the second quarter of 2014, the Company recorded pre-tax restructuring charges of $20.4 million including a $14.3 million non-cash impairment of trademarks and store assets, severance charges of $3.7 million resulting from the elimination of specific staff in the golf area of its DICK'S stores and consolidation of DICK'S golf and Golf Galaxy corporate and administrative functions, and a $2.4 million write-down of excess golf inventories. The provision for income taxes for the aforementioned adjustments were calculated at 40%, which approximates the Company's blended tax rate.

Adjusted EBITDA

Adjusted EBITDA should not be considered as an alternative to net income or any other generally accepted accounting principles measure of performance or liquidity. Adjusted EBITDA, as the Company has calculated it, may not be comparable to similarly titled measures reported by other companies. Adjusted EBITDA is a key metric used by the Company that provides a measurement of profitability that eliminates the effect of changes resulting from financing decisions, tax regulations, capital investments and certain non-recurring, infrequent or unusual items.

	13 Weeks Ended
	August 1, 2015	August 2, 2014
	(dollars in thousands)
Net income	$90,839	$69,467
Provision for income taxes	56,575	43,345
Interest expense	840	763
Depreciation and amortization	48,020	52,912
EBITDA	$196,274	$166,487
Add: Golf restructuring charges	—	6,043
Adjusted EBITDA, as defined	$196,274	$172,530

% increase in adjusted EBITDA	14%

	26 Weeks Ended
	August 1, 2015	August 2, 2014
	(dollars in thousands)
Net income	$154,184	$139,450
Provision for income taxes	96,657	87,205
Interest expense	1,474	1,372
Depreciation and amortization	90,596	89,771
EBITDA	$342,911	$317,798
Less: Gain on sale of asset	—	(14,428)
Add: Golf restructuring charges	—	6,043
Adjusted EBITDA, as defined	$342,911	$309,413

% increase in adjusted EBITDA	11%

Reconciliation of Gross Capital Expenditures to Net Capital Expenditures

The following table represents a reconciliation of the Company's gross capital expenditures to its capital expenditures, net of tenant allowances.

	26 Weeks Ended
	August 1, 2015	August 2, 2014
	(dollars in thousands)
Gross capital expenditures	$(154,785)	$(150,382)
Proceeds from sale-leaseback transactions	—	—
Deferred construction allowances	75,082	44,934
Construction allowance receipts	—	—
Net capital expenditures	$(79,703)	$(105,448)